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                                                                EXHIBIT 99(h)(2)


                                    FORM OF
                           ADMINISTRATION AGREEMENT



                                                     November ___, 1998



Mutual Management Corp.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

     Centurion Funds, Inc (the "Fund"), a corporation organized under the laws of the State of Maryland, confirms its agreement with Mutual Management Corp. ("MMC") with respect to Series of the Fund that may be offered from time to time (each a "Portfolio" and collectively the "Portfolios"), as follows:

     1.  Investment Description; Appointment

     The Fund desires to employ the Portfolios' capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Charter dated August 20, 1998 as amended from time to time (the "Charter"), in its Prospectus and Statement of Additional Information as from time to time in effect and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund (the "Board"). Copies of the Fund's Prospectus, Statement of Additional Information and Charter have been or will be submitted to MMC. Centurion Trust Company ("The Adviser") serves as the Fund's investment adviser; BEA Associates and Parametric Portfolio Associates serve as the sub-investment advisers of the Centurion U.S. Equity Fund; BEA Associates and Friends Ivory & Sime, Inc. serve as the sub-investment advisers to the Centurion International Equity Fund; BEA Associates serves as the sub-investment adviser to the Centurion U.S. Contra Fund; and BEA Associates serves as the sub-investment adviser to the Centurion International Contra Fund, respectively; and the Fund desires to employ and hereby appoints MMC to act as its administrator. MMC accepts this appointment and agrees to furnish the services to the Fund for the compensation set forth below. MMC is hereby authorized to retain third parties and is hereby authorized to delegate some or all of its duties and obligations hereunder to such persons provided that such persons shall remain under the general supervision of MMC.

     2.   Services as Administrator

          Subject to the supervision and direction of the Board, MMC will: (a) assist in supervising all aspects of the Portfolio's operations except those performed by other parties pursuant to written agreements with the Fund; (b) supply the Fund with office facilities (which may be in MMC's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services, including, but not limited to, the calculation of (i) the net asset value of shares of the Portfolios, (ii) distribution fees, internal auditing and legal services,
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internal executive and administrative services, and stationary and office supplies; and (c) prepare reports to shareholders of the Portfolios, tax returns and reports to and filings with the Securities and Exchange Commission (the "SEC") and state blue sky authorities.

     3.   Compensation

          In consideration of services rendered pursuant to this Agreement, the Fund will pay MMC on the first business day of each month a fee for the previous month at an annual rate of 0.20% of each Portfolio's average daily net assets or a minimum of $50,000 for each Portfolio depending upon which amount is greater. The fee for the period from the date the Fund's initial registration statement is declared effective by the SEC to the end of the month during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to MMC, the value of the each Portfolio's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect.

     4.   Expenses

          MMC will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses incurred by it in connection with operation of the Portfolios, including:
taxes, interest, brokerage fees and commissions, if any; fees of the members of the Board of the Fund who are not officers, directors or employees of Centurion or its affiliates or any person who is an affiliate of any person to whom duties may be delegated hereunder; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's and Board members' proportionate share of insurance premiums, professional association dues and/or assessments; outside auditing and legal expenses; costs of maintaining the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the officers or Board and any extraordinary expenses

     5    Standard of Care

          MMC shall exercise its best judgment in rendering the services listed in paragraph 2 above, and MMC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Portfolios in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect MMC against liability to the Fund or the Portfolios or to the Fund's shareholders to which MMC would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of MMC's reckless disregard of its obligations and duties under this Agreement.
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     6    Term of Agreement

          This Agreement shall continue automatically (unless terminated as provided herein) for successive annual periods, provided that such continuance is specifically approved at least annually by the Board. This Agreeement is terminable, without penalty, on 90 days' written notice, by the Board or by vote of holders of a majority of the Fund's shares, or upon 60 days' written notice, by MMC.

     7    Service to Other Companies or Accounts

          The Fund understands that MMC now acts, will continue to act and may act in the future as administrator to one or more other investment companies, and the Fund has no objection to MMC so acting. In addition, the Fund understands that the persons employed by MMC or its affiliates to assist in the performance of its duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of MMC or its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     8    Indemnification

          The Fund agrees to indemnify MMC and its officers, directors, employees, affiliates, controlling persons, agents (including persons to whom responsibilities are delegated hereunder) ("indemnitees") against any loss, claim, expense or cost of any kind (including reasonable attorney's fees) resulting or arising in connection with this Agreement or from the performance or failure to perform any act hereunder, provided that no such indemnification shall be available if the indemnitee violated the standard of care in paragraph 5 above. This indemnification shall be limited by the Investment Company Act of 1940 and relevant state law. Each indemnitee shall be entitled to advancement of its expenses in accordance with the requirements of the 1940 Act and the rules, regulations and interpretations thereof as in effect from time to time.

     If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by singing and returning to us the enclosed copy hereof.

                    Very truly yours,

                    Centurion Funds, Inc.


                    By: ________________________________
                    Title:
Accepted:

Mutual Management Corp.

By: _________________________________
Title:
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                                  APPENDIX A


ADMINISTRATIVE SERVICES

Fund Accounting.  Fund accounting services involve comprehensive accrual-based
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recordkeeping and management information.  They include maintaining the Fund's books and records in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), net asset value calculation, daily dividend calculation, tax accounting and portfolio accounting.

     The designated fund accountants interact with the Fund's custodians, transfer agent and investment adviser daily. As required, the responsibilities of each fund accountant may include:

     .    Cash Reconciliation - Reconcile prior day's ending cash balance per
          -------------------
          custodians' records and the accounting system to the prior day's ending cash balance per fund accounting's cash availability report;

     .    Cash Availability - Combine all activity affecting the Fund's cash
          -----------------
          account and produce a net cash amount available for investment;

     .    Formal Reconciliations - Reconcile system generated reports to prior
          ----------------------
          day's calculations of interest, dividends, amortization, accretion, distributions, capital stock and net assets;

     .    Trade Processing - Upon receipt of instructions from the investment
          ----------------
          adviser review, record and transmit buys and sells to the custodian;

     .    Journal Entries - Input entries to the accounting system reflecting
          ---------------
          shareholder activity and Fund expense accruals;

     .    Reconcile and Calculate N.O.A. (net other assets) - Compile all
          -------------------------------------------------
          activity affecting asset and liability accounts other than investment account;

     .    Calculate Net Income, Mil Rate and Yield for Daily Distribution
          ----------------------------------------------------------------
          Funds - Calculate income on purchase and sales, calculate change in
          -----
          income due to variable rate change, combine all daily income less expenses to arrive at net income, calculate mil rate and yields (1 day, 7 day and 30 day);

     .    Mini-Cycle (except for Money Market Funds) - Review intra day trial
          ------------------------------------------
          balance and reports, review trial balance N.O.A.;

     .    Holdings Reconciliation - Reconcile the portfolio holdings per the
          -----------------------
          system to custodian records;
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     .    Pricing - Determine N.A.V. for Portfolios using market value of all
          -------
          securities and currencies (plus N.O.A.), divided by the shares outstanding, and investigate securities with significant price changes (over 5%);

     .    System Check-Back - Verify the change in market value of securities
          -----------------
          which saw trading activity per the system;

     .    Net Asset Value Reconciliation - Identify the impact of current day's
          ------------------------------
          Portfolio  activity on a per share basis;

     .    Reporting of Price to NASDAQ - 5:30 P.M. is the final deadline for
          -----------------------------
          Fund prices being reported to the newspaper;

     .    Reporting of Price to Transfer Agent- N.A.V.s are reported to transfer
          ------------------------------------
          agent upon total completion of above activities.

     In addition, fund accounting personnel: communicate corporate actions of portfolio holdings to portfolio managers; initiate notification to custodian procedures on outstanding income receivables; provide information to the Fund's treasurer for reports to shareholders, SEC, Board members, tax authorities, statistical and performance reporting companies and the Fund's auditors; interface with the Fund's auditors; prepare monthly reconciliation packages, including expense pro forma; prepare amortization schedules for premium and discount bonds based on the effective yield method; prepare vault reconciliation reports to indicate securities currently "out-for-transfer;" and calculate daily expenses based on expense ratios supplied by Fund's treasurer.

Financial Administration.  The financial administration services made available
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to the Fund fall within three main categories:  Financial Reporting; Statistical
Reporting; and Publications. The following is a summary of the services made available to the Fund by the Financial Administration Division:

          Financial Reporting

          . Coordinate the preparation and review of the annual, semi-annual and quarterly portfolio of investments and financial statements included in the Fund's shareholder reports.

          Statistical Reporting

          .    Total return reporting;

          .    SEC 30-day yield reporting;

          .    Prepare dividend summary;

          .    Prepare quarter-end reports;

          . Communicate statistical data to the financial media (Donoghue, Lipper, Morningstar, et al.)
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          Publications

          . Coordinate the printing and mailing process with outside printers for annual and semi-annual reports, prospectuses, statements of additional information, proxy statements and special letters or supplements;

          . Provide graphics and design assistance relating to the creation of marketing materials and shareholder reports.

Treasury.  The following is a summary of the treasury services available to the
--------
           Fund:

          .    Provide a Controller for the Fund;

          .    Determine expenses properly chargeable to the Fund;

          .    Authorize payment of bills for expenses of the Fund;

          .    Establish and monitor the rate of expense accruals;

          . Prepare financial materials for review by the Fund's Board (e.g., 10f-3, 17a-7 and 17e-1 reports, repurchase agreement dealer lists, securities transactions);

          .    Recommend dividends to be voted by the Fund's Board;

          .    Monitor mark-to-market comparisons for money market funds;

          . Recommend valuation to be used for securities which are not readily saleable;

          . Function as a liaison with the Fund's outside auditors and arrange for audits;

          . Provide accounting, financial and tax support relating to portfolio management and any contemplated changes in the Fund's structure or operations;

          .    Prepare and file forms with the Internal Revenue Service

               .    Form 8613
               .    Form 1120-RIC
               .    Board Members' and Shareholders' 1099s
               .    Mailings in connection with Section 852 and related
                    regulations.
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Legal and Regulatory Services.  The legal and regulatory services made available
-----------------------------
to the Fund fall within four main areas: SEC and Public Disclosure Assistance; Corporate and Secretarial Services; Compliance Services; and Blue Sky Registration. The following is a summary of the legal and regulatory services available to the Fund:

          SEC and Public Disclosure Assistance

          . File annual amendments to the Fund's registration statements, including updating the prospectus and statement of additional information where applicable;

          . File annual and semi-annual shareholder reports with the appropriate regulatory agencies;

          .    Prepare and file proxy statements;

          .    Review marketing material for SEC and NASD clearance;

          .    Provide legal assistance for shareholder communications.

          Corporate and Secretarial Services

          .    Provide an Assistant Secretary for the Fund;

          .    Maintain general corporate calendar;

          . Prepare agenda and background materials for Fund board meetings, make presentations where appropriate, prepare minutes and follow-up matters raised at Board meetings;

          .    Organize, attend and keep minutes of shareholder meetings;

          .    Maintain Articles of Incorporation and By-Laws of the Fund.

          Legal Consultation and Business Planning

          . Provide general legal advice on matters relating to portfolio management, Fund operations and any potential changes in the Fund's investment policies, operations or structure;

          . Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Fund, update the Fund's Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

          . Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund and its various agents;
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          .    Manage Fund litigation matters and assume full responsibility for the handling of routine Fund examinations and investigations by regulatory agencies.

          Compliance Services

          The Compliance Department is responsible for preparing compliance manuals, conducting seminars for fund accounting and performing on-going testing of the Fund's portfolio to assist the Fund's investment adviser in complying with prospectus guidelines and limitations, 1940 Act requirements and Internal Revenue Code requirements. The Department may also act as liaison to the SEC during its routine examinations of the Fund.